EXHIBIT 31.1
RULE 13a-14(a)/15d-14(a) CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
I, Duane W. Albro certify that:
1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Warwick Valley Telephone Company; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 16, 2009

/s/ Duane W. Albro

Duane W. Albro
President and Chief Executive Officer